U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                 October 4, 2004


                        DRAGON INTERNATIONAL GROUP CORP.
        (Exact name of small business issuer as specified in its charter)


                            RETAIL HIGHWAY.COM, INC.
                                  (Former Name)


            Nevada                 0-23485                    98-0177646
            ------                 -------                    ----------
(State or other jurisdiction   Commission File Number     (IRS Employer ID No.)
jurisdiction of incorporation)

                                     Bldg 14
                    Suite A09, International Trading Center,
                                 29 Dongdu Road
                              Ningbo, China 315000
                    (Address of principal executive offices)


                               225 Macpherson Ave.
                                     Unit B
                        Toronto, Ontario, Canada M4V 1A1
                                (Former Address)


                                 86-574-56169308
                           (Issuer's Telephone Number)

Item 1.01 Entry into a Material Definitive Agreement

         On or about August 19, 2004, as amended September 30, 2004, we entered into an Agreement and Plan of Reorganization (the "Merger"), with Dragon International Group Corp, Ningbo, China ("Dragon"), whereby Dragon did agree to merge with us. We are the surviving entity in the merger. The Agreement was approved by the shareholders of both our company and Dragon and was subject to various conditions, all of which have been satisfied as of the date of this Report. The effective date of the Merger is October 4, 2004 (the "Effective Date").

         The Merger provides for us to undertake a reverse stock split of our common stock, whereby one (1) share of common stock is to be issued in exchange for every eight (8) shares of common stock outstanding immediately prior to the Effective Date. Immediately prior to the Effective Date, there were 10,241,867 shares of our common stock issued and outstanding (1,280,234 shares post reverse stock split). We have agreed to issue an aggregate of 24,625,000 "restricted" shares of our Common Stock, including (i) 22,750,000 "restricted" Common Shares to the Dragon shareholders on a pro rata basis, and (ii) 1,875,000 "restricted" Common Shares to those entities designated by Dragon pursuant to contractual obligations of Dragon, so that the Dragon shareholders and assigns will own approximately 95% of our issued and outstanding common stock following the Effective Date.

         Additionally, as part of the Merger, we have amended our Articles of Incorporation, whereby we have changed our name to "Dragon International Group Corp.," as well as reestablishing our capitalization to the authorized capital immediately prior to the Merger, which consists of 25,000,000 shares of Preferred Stock, par value $0.001 per share, and 50,000,000 Common Shares, par value $.001 per share. Further, our prior management resigned their respective positions with our company and have been replaced by management of Dragon. See "Section 5, Item 5.01, Change of Control of Registrant" and "Item 5.02, Departure of Directors or Principal Officers" below.

         Dragon International Group, Inc. ("Dragon"), a Florida corporation, was founded in June 2004. On June 30, 2004, Dragon acquired 70% ownership interest of Ninbo Anxin International Co. Ltd. ("Anxin"). Anxin is located in Ninbo, Zhejiang Province, China, 200 miles south of Shanghai, and was established in 1997. It is a company operating international trade as well as a manufacturer in integrated packaging paper industry. It holds an ISO9000 certificate and national license to import and export. In addition to its own operations, Anxin operates three subsidiaries, including: (i) Shanghai Anhong Paper Co. Ltd., ("Anhong"), a trading company located in Shanghai, with another manufacturing facility in Ningbo; Anhong's main products are "Federal" SBS and "Hang Kong" CCB; (ii) Ningbo Long'an Industry and Trade Co. Ltd ("Long'an"), which has been set up to begin the business of Indonesia `Hang Kong" CCB. It holds the national license to import and export; and (iii) Jiangdong Yonglongxin Special Paper Co., Ltd. ("Yonglongxin"). Yonglongxin holds an ISO9000 certificate and has five series of products, including golden and silver paperboards, aluminum foil paperboards, pearl paperboards, laser paperboards and mirror-like paperboards Anxin has a distribution network covering east and central China.

         Federal SBS is made by International Paper Company ("IP"), the No.1 paper making company in Asia. Hang Kong CCB is manufactured by Asia Pulp & Paper Co. Ltd. ("APP"), an Indonesian company which claims to be ranked in the top 3 in the world paper manufacturing industry. We believe that these two products are the top choices for China's domestic high-level packaging materials. Anxin is a primary distributor for IP and APP in China. The products mainly aim at top-level packaging materials like cigarettes, alcohol, gifts, cosmetics, pharmaceuticals and tea. Our primarily markets are the printing and tobacco manufacturing industries. Current clients of Anxin include Dare Technology Co., Ltd. (a Chinese Listed Company), Shanghai Tobacco Industry Printing Factory and Xuzhou Tobacco Industry Company. Among all the products, we believe that "Federal" SBS holds approximately 15% of the total Chinese domestic market share and "Hang Kong" CCB holds approximately 20% of the total domestic market share in China.

         By offering high value-added products through improving production capability and developing new product line, Dragon hopes to increase its market share significantly in China. In addition, Dragon intends to expand its businesses to paper-making and printing industry by acquisition. However, there are no assurances that Dragon will be able to increase its market share, or successfully consummate any acquisition to accomplish these objectives. As of the date of this report, there is no definitive agreement between Dragon or Anxin to engage in any acquisition and there can be no assurances that such an agreement will be consummated in the future.

         In the initial seven months of 2004, Dragon generated $8.115 million in consolidated gross revenues. During its fiscal year ended June 30, 2003, Dragon generated consolidated gross revenues of approximately $14.87 million (US), with approximately $784,000 in net income. On May 31, 2004, Dragon had approximately $2.86 million in shareholder equity. The aforesaid figures are unaudited.

Item 3.02 Unregistered Sales of Equity Securities.

         As previously disclosed in Item 1.01 above, we issued an aggregate of 24,625,000 "restricted" shares of our Common Stock to six persons and/or entities as part of the Merger described therein. We relied upon the exemption from registration afforded by Regulation D and Regulation S, as applicable, promulgated under the Securities Act of 1933, as amended, to issue these securities.

         In addition, on October 4, 2004, holders of convertible promissory notes exercised their conversion rights applicable thereto and we issued an aggregate of 9,094,767 common shares to ten persons and/or entities. We relied upon the exemption from registration afforded by Regulation D and Regulation S, as applicable, promulgated under the Securities Act of 1933, as amended, to issue these securities.

Item 5.01 Changes in Control of Registrant

         The following shows information with respect to those persons known by us to be record or beneficial owners of more than 5% of our Common Stock, by our former directors and by those persons who became officers and/or directors on October 4, 2004. All ownership is direct unless otherwise noted. All information is presented on a post reverse stock split basis. The information presented in the table includes those shares of our common stock issued pursuant to those convertible promissory notes discussed in Item 3.02, above. The total number of issued and outstanding common shares subsequent to the Dragon merger and conversion of the aforesaid promissory notes is 35,000,000.


                      Name and Address                         Amount and Nature of    Percent of
Title of Class        of Beneficial Owner                      Beneficial Ownership      Class
-------------         -------------------                       -----------------        -----
Common                David Wu (1)                                    12,285,000            35%
                      Bldg 14
                      Suite A09, International Trading Center,
                      29 Dongdu Road
                      Ningbo, China 315000

Common                Zhou Ying                                        4,200,000            12%
                      Bldg 14
                      Suite A09, International Trading Center,
                      29 Dongdu Road
                      Ningbo, China 315000

Common                Shi Shun Li                                      3,150,000             9%
                      Bldg 14
                      Suite A09, International Trading Center,
                      29 Dongdu Road
                      Ningbo, China 315000

Common                Wu Cai Yi                                        3,150,000             9%
                      Bldg 14
                      Suite A09, International Trading Center,
                      29 Dongdu Road
                      Ningbo, China 315000

Common                Michael Levine (2)                               2,042,495           5.8%
                      25 Cavell Avenue
                      Toronto, Ontario, Canada  M4K 1L5

Common                Joseph T. Owens (2)                                 84,375              *
                      224 Datura St., Suite 1413
                      W. Palm Beach, FL 33401

Common                Louis Mann (2)                                       1,250              *
                      15 Dipping Pond Ct.
                      Lutherville, MD 21093

Common                Phillip Pearce (2)                                   6,250              *
                      6624 Glenleaf Court
                      Charlotte, North Carolina  28270

Common                All New Officers and Directors as a Group       12,285,000            35%
                     (4 persons)



*        Less than 1%

(1) New Officer and Director. See Item 5.02, below.

(2) Resigning Officer and/or director.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

         As a result of the Merger described herein, effective October 4, 2004, our former management, including Messrs. Michael Levine (Chief Executive Officer, President, Secretary and a director), Joseph T. Owens (Director), Louis Mann (Director) and Phillip Pearce (Director), resigned their respective position. There were no disagreements between us and any of the aforesaid persons. They have been replaced with the following persons, in the capacities noted:

Name                   Age             Position
----                   ---             --------
David Wu               34              Chief Executive Officer, President &
                                       Chairman of the Board

Xuejun Chen            35              Vice President & Director

Xiali Gan              39              Chief Financial Officer & Director

Orson Zhang            37              Secretary

Resumes:

         David Wu will become our Chairman of the Board, Chief Executive Officer and President on October 4, 2004. In 1994, he has became the first distributor of "Federal SBS" in the Chinese market and initiated operations in China. He established Ningbo Daxie Development Zone Loyalty Trade Corporation in 1996, which focuses its business on the packing materials industry (the main product is SBS). Then in 1999, Mr. Wu founded Ningbo Jiangdong Yonglongxin special paper limited corporation. He received his B.S. from Zhejiang University in 1992. He intends to devotes substantially all of his business time to our company.

         Xuejun Chen will become our Vice President and a director on October 4, 2004. In December 1995, he entered the package material industry as a salesman for Ningbo Daxie Development Zone Chengxin Trade Corporation. In June 1999, he began his employment with Anxin as a salesman, sellling "Hang Kong" CCB, as well as "Federal" SBS.. He graduated from Ningbo Science and Technology College in 1994. He intends to devotes substantially all of his business time to our company.

         Xiali Gan will become our Chief Financial Officer on October 4, 2004. From September 1986 through June 1993, she was the financial manager of Ningbo Development Zone Import and Export Corporation. From June 1993 through October 1997, she was the vice manager of Ningbo Bonded Area International Trade Corporation. She began working for Anxin in 1997. She graduated from Ningbo Senior College with a degree in accounting in 1986. She intends to devotes substantially all of her business time to our company.

         Orson Zhang will become our Secretary on October 4 , 2004 . From 1995 to 1996, he was the vice director of Huaiyin Light Industrial Machinery Factory. In 1997, he became the Chairman of the Board and General Manager of Jiangsu Xinshen Food Co., Ltd. .In 1999, he became the standing vice General Manager of Jiangsu DARE Xinlian Foil Goods Co., Ltd . In 2001, he was the QA/QC Manager of SH International Paper Pacific Millennium Cup Co., Ltd. Since 2003 ,he has been the vice General Manager of SH DIJI Investment Management Co., Ltd. He graduated from Northwestern Light Industrial College in 1988, majored in Autocontrol Technology He also received an MBA degree from Southeast University in 2001 .He intends to devotes substantially all of her business time to our company.

Item 9.01.  Financial Statements and Exhibits.

(a) Financial Statements of business acquired.

         We hereby undertake to amend this report to include those audited financial statements and pro forma financial statements required by this Item within 71 days from the date of this report.

(c) Exhibits

Number            Exhibit

2.5               Agreement and Plan of Reorganization between
                  Retail Highway.com, Inc. and Dragon International Group Corp.

2.6               Amendment to Plan of Reorganization

                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             DRAGON INTERNATIONAL GROUP CORP.
                                              (Registrant)
Dated:October 1, 2004

                                              By:/s/ David Wu
                                            -----------------------------------
                                              David Wu, Chief Executive Officer
                                               and President